Exhibit 99

  Contacts:
  Veronica L. Rosa                                          Steven K. Eck
  Investor Relations                                        Media Relations
  610-408-7196                                              610-408-7295
  vrosa@ikon.com                                            seck@ikon.com


                         IKON OFFICE SOLUTIONS ANNOUNCES
                              THIRD QUARTER RESULTS

               Cites Double-Digit Growth in Office Equipment Sales

              Continues Expansion of Product and Services Portfolio

Valley Forge, Pennsylvania - July 26, 2000 - IKON Office Solutions (NYSE: IKN) today reported results for the third quarter of fiscal 2000. For the quarter ended June 30, 2000, IKON reported net income of $31.6 million, or $.21 per common share, including onetime gains from early extinguishment of debt and the sale of investments totaling $.02 per common share. This compares to net income of $27.3 million, or $.18 per common share, for the same period in 1999. Revenues for the quarter were $1.42 billion, a 2% increase from the prior year. Without the negative effect of foreign currency translation, revenue growth would have been 3%.

"The quarter was characterized by double-digit growth in office equipment sales and continued investment in our growth initiatives designed to deliver a broader range of differentiated products and services to our customers," said James J. Forese, Chairman and Chief Executive Officer of IKON Office Solutions. "Amid tough competition industry-wide, we continued to produce strong growth in sales of office equipment, especially digital, color and high-end technology, registering 15% growth compared to a year ago. Digital revenues were 85% of total equipment revenues, evidence that IKON has a strong sales organization with a tremendous potential to seize the growing opportunities in the digital marketplace. We believe our growth in this marketplace will continue to benefit from the investments we have made in realigning our sales force for more consultative and integrated solution selling. Adding further to our growth potential, we continue to invest in new products and services, thus adding to our array of state-of-the-art solutions that help customers communicate business information more effectively."

In terms of IKON's total revenue, the Company's strong growth in equipment sales was partially offset by declines in technology services and outsourcing revenue compared to a year ago. "This largely reflects the closing of certain non-strategic locations as part of our restructuring program," Forese stated. "Also, the demand for technology services was unusually high in the third quarter of last year."

Ongoing Actions to Diversify Revenue Base
Forese noted that IKON has been responding to industry-wide changes in distribution models and customer applications by taking a number of decisive steps to diversify its revenue base. "We are broadening the range of solutions we offer and entering new markets that offer significant opportunity," he stated. "For example, we are moving aggressively to become a leading e-services provider with offerings like IKON's Digital Express(R) 2000, which allows customers to access our nationwide network of digital print production centers via the Internet, and Virtual File Room(TM), IKON's Web-based document repository designed to support a collaborative, distributed work process for complex litigation. We are also extending our reach in the high-opportunity markets that we have targeted by expanding our range of strategic alliances, joining forces with leading solutions providers whose capabilities align with ours.

"In addition, we are developing comprehensive e-business solutions to enhance our competitive position and make it easier for our customers to do business with us. This includes a pilot program currently underway for major-account customers, allowing the purchase of contracted equipment and supplies, and access to customer service via the Web," Forese stated.

Forese said that IKON will continue to leverage its broad base of capabilities and expertise to stay ahead in a rapidly evolving marketplace, and will continue to invest in the latest technologies and support that customers require, building customized solutions that differentiate IKON in the market.

For example, during the current fiscal year, IKON has:

o Expanded sales coverage by an additional 475 sales representatives since the beginning of the fiscal year against a full year goal of 400-500, with a focus on key growth areas;

o Expanded its high-end, digital product offerings for the production market by introducing state-of-the-art imaging systems, including the Canon imageRUNNER 110 and the Ricoh Aficio 850, using the T/R Systems MicroPress for cluster printing;

o Aligned its outsourcing operations to leverage organizational synergies and to expand its share of the customer's business, through on-site facilities management, outsourced commercial printing and increased attention to the legal market, including corporate legal departments;

o Introduced Digital Express 2000, IKON's solution for e-procurement in the production print market, and formed alliances with print e-procurement providers like Fatbrain.com and iPrint.com, leveraging their front-end, order-taking capabilities to expand the revenue base of IKON's network of digital print production centers;

o Introduced Virtual File Room, an internally developed, secure Web-based document repository;

o    Partnered with leading vendors to enhance its digital technology  offerings
     - including Splash Technology for office color, Adobe for hardcopy/softcopy convergence, and Solimar and RSA for handling data center print streams; and

o Announced the merger of its network integration resources into its core business to optimize IKON's ability to deliver fully integrated business communications solutions.

In addition, during the third quarter, the Company completed the repurchase of the remaining 2.2 million shares under its 1997 share repurchase authorization. The Company is currently executing the stock repurchase program authorized by the Board of Directors on June 23, 2000, which allowed for up to $75 million of the Company's common stock to be repurchased.

Fourth Quarter Outlook
"We believe we are making the right investments to expand our existing business and capture opportunities in new markets, such as print-on-demand services, production printing and e-procurement of printed documents - all markets with double-digit growth rates. We will continue to make these investments. However, going into the fourth quarter, we anticipate increased industry competition. Given intensifying competitive pressure and the impact of repositioning IKON's technology services, our fourth quarter earnings should remain flat on a sequential basis, but with substantial improvement year over year," stated Forese. "We anticipate revenue growth in the fourth quarter should be in the 4%
- 6% range year over year, fueled by continued growth in equipment sales.


"I think it is clear that our industry is in a period of transition," Forese stated. "No player in this industry can stand still and stay wedded to old ways of doing business. Each player has to leverage its existing strengths to generate new opportunities.
IKON is doing just that."

IKON Office Solutions (www.ikon.com) is one of the world's leading providers of products and services that help businesses communicate. IKON provides customers with total business solutions for every office, production and outsourcing need, including copiers and printers, color solutions, distributed printing, facilities management, imaging and legal outsourcing solutions, as well as network design and consulting, e-business development and technology training. With fiscal 1999 revenues of $5.5 billion, IKON has approximately 900 locations worldwide including the United States, Canada, Mexico, the United Kingdom, France, Germany, Ireland, and Denmark.




This news release includes information which may constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to: statements concerning expected growth from the company's investments; expected results of IKON's growth initiatives and IKON's fourth quarter outlook. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management's current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to, risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; managing the integration of existing and acquired companies; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in IKON's 1999 Annual Report on Form 10-K/A filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, IKON's current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.

IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                                Third Quarter Fiscal
                                                         ------------------------------------
                                                              2000                1999                % Change
                                                         ---------------     ----------------     -----------------
Revenues
Net sales                                                    $  740,959          $   719,047              3.0 %
Service and rentals                                             583,524              595,573             (2.0)
Finance income                                                   92,922               70,847             31.2
---------------------------------------------------------------------------------------------
                                                              1,417,405            1,385,467              2.3
---------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                              503,809              500,614              0.6
Service and rental costs                                        349,438              338,498              3.2
Finance interest expense                                         43,889               30,553             43.6
Selling and administrative                                      451,797              447,785              0.9
---------------------------------------------------------------------------------------------
                                                              1,348,933            1,317,450              2.4
---------------------------------------------------------------------------------------------

Operating income                                                 68,472               68,017              0.7
Gain on sale of investment                                        3,288
Interest expense                                                 18,314               17,031              7.5
---------------------------------------------------------------------------------------------
Income before income taxes                                       53,446               50,986              4.8
Income taxes                                                     23,525               23,708             (0.8)
---------------------------------------------------------------------------------------------
Income before extraordinary gain                                 29,921               27,278              9.7
Extraordinary gain from early extinguishment of
   debt, net of tax benefit                                       1,707
---------------------------------------------------------------------------------------------
Net income                                                    $  31,628             $ 27,278             15.9
                                                         ===============     ================


Basic Earnings Per Common Share                                   $0.21                $0.18
                                                         ===============     ================

Diluted Earnings Per Common Share                                 $0.21                $0.18
                                                         ===============     ================

Weighted Average Common Shares Outstanding, Basic               148,922              148,787
                                                         ===============     ================

Weighted Average Common Shares Outstanding, Diluted             148,941              149,115
                                                         ===============     ================


Operations Analysis:
      Gross profit %, net sales                                   32.0%                30.4%
      Gross profit %, service and rentals                         40.1%                43.2%
      Gross profit %, finance subsidiaries                        52.8%                56.9%
      Total gross profit %                                        36.7%                37.2%
      Selling and administrative as a % of revenue                31.9%                32.3%
      Operating income as a  % of revenue                          4.8%                 4.9%

IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)
EXCLUDING SPECIAL ITEMS

                                                                  Third Quarter Fiscal
                                                           ------------------------------------
                                                                2000      *         1999                % Change
                                                           ---------------     ----------------     -----------------
Revenues
Net sales                                                      $  740,959           $  719,047              3.0 %
Service and rentals                                               583,524              595,573             (2.0)
Finance income                                                     92,922               70,847             31.2
-----------------------------------------------------------------------------------------------
                                                                1,417,405            1,385,467              2.3
-----------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                                503,809              500,614              0.6
Service and rental costs                                          349,438              338,498              3.2
Finance interest expense                                           43,889               30,553             43.6
Selling and administrative                                        451,797              447,785              0.9
-----------------------------------------------------------------------------------------------
                                                                1,348,933            1,317,450              2.4
-----------------------------------------------------------------------------------------------

Operating income                                                   68,472               68,017              0.7
Interest expense                                                   18,314               17,031              7.5
-----------------------------------------------------------------------------------------------
Income before income taxes                                         50,158               50,986             (1.6)
Income taxes                                                       22,078               23,708             (6.9)
-----------------------------------------------------------------------------------------------
Net income                                                      $  28,080             $ 27,278              2.9
                                                           ===============     ================


Basic Earnings Per Common Share                                     $0.19                $0.18
                                                           ===============     ================

Diluted Earnings Per Common Share                                   $0.19                $0.18
                                                           ===============     ================

Weighted Average Common Shares Outstanding, Basic                 148,922              148,787
                                                           ===============     ================

Weighted Average Common Shares Outstanding, Diluted               148,941              149,115
                                                           ===============     ================




Operations Analysis:
      Gross profit %, net sales                                     32.0%                30.4%
      Gross profit %, service and rentals                           40.1%                43.2%
      Gross profit %, finance subsidiaries                          52.8%                56.9%
      Total gross profit %                                          36.7%                37.2%
      Selling and administrative as a % of revenue                  31.9%                32.3%
      Operating income as a  % of revenue                            4.8%                 4.9%


* Third quarter fiscal 2000 excludes $3,288 gain on sale of investment and $3,049 extraordinary gain on early retirment of debt ($1,707 after-tax).

This information is provided for additional analysis and is not intended to be a presentation in accordance with generally accepted accounting principles.

IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                                        Year To Date Fiscal
                                                                   -------------------------------
                                                                       2000              1999             % Change
                                                                   -------------     -------------     ---------------
Revenues
Net sales                                                           $ 2,137,370       $ 2,146,828           (0.4)%
Service and rentals                                                   1,737,774         1,782,494           (2.5)
Finance income                                                          255,089           225,212           13.3
--------------------------------------------------------------------------------------------------
                                                                      4,130,233         4,154,534           (0.6)
--------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                                    1,438,975         1,464,723           (1.8)
Service and rental costs                                              1,048,707         1,031,211            1.7
Finance interest expense                                                122,849            92,539           32.8
Selling and administrative                                            1,314,579         1,370,636           (4.1)
Restructuring and asset impairment charge                               105,340
--------------------------------------------------------------------------------------------------
                                                                      4,030,450         3,959,109            1.8
--------------------------------------------------------------------------------------------------

Operating income                                                         99,783           195,425          (48.9)
Gain on sale of investment                                                3,288
Interest expense                                                         51,934            55,573           (6.5)
--------------------------------------------------------------------------------------------------
Income before income taxes                                               51,137           139,852          (63.4)
Income taxes                                                             41,999            61,031          (31.2)
--------------------------------------------------------------------------------------------------
Income before extraordinary gain                                          9,138            78,821          (88.4)
Extraordinary gain from early extinguishment of
   debt, net of tax benefit                                               1,707
--------------------------------------------------------------------------------------------------
Net income                                                            $  10,845         $  78,821          (86.2)
                                                                   =============     =============


Basic Earnings Per Common Share                                           $0.07             $0.53
                                                                   =============     =============

Diluted Earnings Per Common Share                                         $0.07             $0.53
                                                                   =============     =============

Weighted Average Common Shares Outstanding, Basic                       149,158           148,576
                                                                   =============     =============

Weighted Average Common Shares Outstanding, Diluted                     149,317           148,961
                                                                   =============     =============


Operations Analysis:
      Gross profit %, net sales                                           32.7%             31.8%
      Gross profit %, service and rentals                                 39.7%             42.1%
      Gross profit %, finance subsidiaries                                51.8%             58.9%
      Total gross profit %                                                36.8%             37.7%
      Selling and administrative as a % of revenue                        31.8%             33.0%
      Operating income as a  % of revenue                                  2.4%              4.7%

IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)
EXCLUDING SPECIAL ITEMS

                                                                   Year To Date Fiscal
                                                            -----------------------------------
                                                                 2000      *         1999      **       % Change
                                                            ---------------     ---------------     -----------------
Revenues
Net sales                                                      $ 2,137,370         $ 2,146,828             (0.4)%
Service and rentals                                              1,737,774           1,782,494             (2.5)
Finance income                                                     255,089             210,879             21.0
-----------------------------------------------------------------------------------------------
                                                                 4,130,233           4,140,201             (0.2)
-----------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                               1,438,975           1,464,723             (1.8)
Service and rental costs                                         1,048,707           1,031,211              1.7
Finance interest expense                                           122,849              92,539             32.8
Selling and administrative                                       1,331,579           1,370,636             (2.8)
-----------------------------------------------------------------------------------------------
                                                                 3,942,110           3,959,109             (0.4)
-----------------------------------------------------------------------------------------------

Operating income                                                   188,123             181,092              3.9
Interest expense                                                    51,934              55,573             (6.5)
-----------------------------------------------------------------------------------------------
Income before income taxes                                         136,189             125,519              8.5
Income taxes                                                        59,923              55,298              8.4
-----------------------------------------------------------------------------------------------
Net income                                                       $  76,266           $  70,221              8.6
                                                            ===============     ===============


Basic Earnings Per Common Share                                      $0.51               $0.47
                                                            ===============     ===============

Diluted Earnings Per Common Share                                    $0.51               $0.47
                                                            ===============     ===============

Weighted Average Common Shares Outstanding, Basic                  149,158             148,576
                                                            ===============     ===============

Weighted Average Common Shares Outstanding, Diluted                149,317             148,961
                                                            ===============     ===============


Operations Analysis:
      Gross profit %, net sales                                      32.7%               31.8%
      Gross profit %, service and rentals                            39.7%               42.1%
      Gross profit %, finance subsidiaries                           51.8%               56.1%
      Total gross profit %                                           36.8%               37.5%
      Selling and administrative as a % of revenue                   32.2%               33.1%
      Operating income as a % of revenue                              4.6%                4.4%


* Fiscal 2000 excludes $3,288 gain on sale of investment, $3,049 extraordinary gain from the early retirement of debt ($1,707 after-tax), $17,000 of shareholder litigation insurance proceeds and $105,340 restructuring and asset impairment charge.

** Fiscal 1999 excludes $14,333 gain on asset securitization.



This information is provided for additional analysis and is not intended to be a presentation in accordance with generally accepted accounting principles.